PROSPECTUS SUPPLEMENT                          Filed Pursuant to Rule 424 (b)(3)
(TO PROSPECTUS DATED JANUARY 8, 2002)                 Registration No. 333-72282

[LUCENT TECHNOLOGIES LOGO]
                            LUCENT TECHNOLOGIES INC.
                      1,885,000 SHARES OF 8.00% REDEEMABLE
                          CONVERTIBLE PREFERRED STOCK

  $1,885,000,000 PRINCIPAL AGGREGATE AMOUNT OF 8.00% CONVERTIBLE SUBORDINATED
            DEBENTURES ISSUABLE IN EXCHANGE FOR THE PREFERRED STOCK

  252,005,273 SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THE CONVERSION
                                   PRIVILEGE
     ATTACHED TO THE PREFERRED STOCK OR CONVERTIBLE SUBORDINATED DEBENTURES

  46,328,725 SHARES OF COMMON STOCK ISSUABLE IN CONNECTION WITH THE PAYMENT OF
                        DIVIDENDS ON THE PREFERRED STOCK

     This prospectus supplement relates to resales of preferred stock and to sales of convertible subordinated debentures that may be issued in exchange for preferred stock and to common stock that may be issued upon conversion of preferred stock or convertible subordinated debentures, by the securityholders named under the caption "Selling Securityholders" in this prospectus supplement, all as described under the caption "Plan of Distribution" in the accompanying prospectus. This prospectus supplement should be read in conjunction with the accompanying prospectus dated January 8, 2002, and the prospectus supplements dated February 7, 2002, March 29, 2002, May 29, 2002, July 1, 2002 and July 3, 2002, which are to be delivered with this prospectus supplement.

     Each share of preferred stock is convertible at any time, at the option of the holder and in the manner described in the accompanying prospectus, into fully paid and nonassessable shares of our common stock. The preferred stock is currently convertible into common stock at a conversion price of $5.94 per share of common stock (equivalent to a conversion rate of 168.3502 shares of common stock for each share of preferred stock), representing an adjustment of the initial conversion price of $7.48 per share of common stock (or initial conversion rate of 133.6898 shares of common stock for each share of preferred stock) on account of our distribution of our shares of Agere Systems Inc. to our common shareowners in connection with our spin-off of Agere Systems Inc. and is subject to further adjustments as described in the accompanying prospectus.

     The table appearing under "Selling Securityholders" in the accompanying prospectus is hereby amended by the addition of, or the listing of additional shares for, selling securityholders and is restated as follows:

                                                                                            SHARES OF
                                                          PRINCIPAL AMOUNT                   COMMON
                                              SHARES OF    OF CONVERTIBLE    SHARES OF     STOCK OWNED
                                              PREFERRED     SUBORDINATED       COMMON     PRIOR TO THIS
SELLING SECURITYHOLDER(1)                     STOCK(2)    DEBENTURES(2)(3)    STOCK(4)      OFFERING
-------------------------                     ---------   ----------------   ----------   -------------
1976 Distribution Trust FBO A.R. Lauder/
  Zinterhofer...............................         7            7,000           1,179            Nil
1976 Distribution Trust FBO Jane A.
  Lauder....................................        13           13,000           2,189            Nil
2000 Revocable Trust FBO A.R. Lauder/
  Zinterhofer...............................         7            7,000           1,179            Nil
ACM Research Fund...........................     1,730        1,730,000         291,246            Nil
Advent Convertible Master Cayman L.P. ......     3,686        3,686,000         620,539            Nil
AEGON/Transamerica Services Fund, Inc. -- T.
  Rowe Price Equity Income Portfolio........       155          155,000          26,095        334,400
AFTRA Health Fund...........................       160          160,000          26,937            Nil
AIG/National Union Fire Insurance...........       600          600,000         101,011            Nil
Aim Charter Fund............................    15,000       15,000,000       2,525,253            Nil

                                                                                            SHARES OF
                                                          PRINCIPAL AMOUNT                   COMMON
                                              SHARES OF    OF CONVERTIBLE    SHARES OF     STOCK OWNED
                                              PREFERRED     SUBORDINATED       COMMON     PRIOR TO THIS
SELLING SECURITYHOLDER(1)                     STOCK(2)    DEBENTURES(2)(3)    STOCK(4)      OFFERING
-------------------------                     ---------   ----------------   ----------   -------------
Aim VI Growth & Income Fund.................     5,000        5,000,000         841,751            Nil
Allegheny Technologies Inc. Pension Plan....     3,326        3,326,000         559,933            Nil
Allentown City Firefighters Pension Plan....        25           25,000           4,209            Nil
Allentown City Officers & Employee Pension
  Fund......................................        10           10,000           1,684            Nil
Allentown City Police Pension Plan..........        45           45,000           7,576            Nil
Allete, Inc. ...............................       500          500,000          84,176            Nil
Alliance Balanced Shares, Inc. .............     7,950        7,950,000       1,338,385      2,056,000
Alliance Growth & Income, Inc. .............    52,160       52,160,000       8,781,147     21,237,200
Allstate Insurance Company..................     1,200        1,200,000         202,021        287,245
Allstate Life Insurance Company.............       550          550,000          92,593         13,155
Alpine Associates, L.P. ....................    10,600       10,600,000       1,784,513            Nil
Alpine Partners, L.P. ......................     1,575        1,575,000         265,152            Nil
Amaranth Securities L.L.C. .................    14,750       14,750,000       2,483,166            Nil
American Funds Insurance Series -- Global
  Discovery Fund............................        80           80,000          13,469            Nil
American Motorist Insurance Company.........       516          516,000          86,869            Nil
American Variable Insurance Series -- Growth
  Income Fund...............................    12,910       12,910,000       2,173,402        400,000
Anchor Pathway Fund -- Growth Income
  Series....................................     2,300        2,300,000         387,206        100,000
Arapaho County Colorado.....................        51           51,000           8,586            Nil
Arbitex Master Fund, L.P. ..................     9,000        9,000,000       1,515,152            Nil
Argent Classic Convertible Arbitrage Fund
  (Bermuda) Ltd. ...........................     3,150        3,150,000         530,304            Nil
Argent Classic Convertible Arbitrage Fund
  L.P.(6)...................................     1,350        1,350,000         227,273            Nil
Argent Classic Convertible Fund (Bermuda)
  Ltd.(6)...................................       650          650,000         109,428            Nil
Argent Convertible Arbitrage Fund Ltd. .....     2,500        2,500,000         420,876            Nil
Argent LowLev Convertible Arbitrage Fund
  LLC.......................................       500          500,000          84,176            Nil
Arkansas PERS...............................       725          725,000         122,054            Nil
Associated Electric & Gas Insurance Services
  Limited(5)................................     2,500        2,500,000         420,876            Nil
Aventis Pension Master Trust(5).............       550          550,000          92,593            Nil
Banc of America Securities LLC..............     5,593            5,593         941,583            Nil
Banca del Gotardo...........................        34           34,000           5,724            Nil
Bancroft Convertible Fund, Inc. ............     1,000        1,000,000         168,351            Nil
Bank of America Pension Plan................     1,350        1,350,000         227,273            Nil
Bankers Trust Company.......................       400          400,000          67,341            Nil
Bankers Trust Company, Trustee for
  DaimlerChrysler Corp Emp #1 Pension Plan
  dtd 4/1/89................................     9,100        9,100,000       1,531,987            Nil
Bay County PERS.............................        90           90,000          15,152            Nil
Bear Stearns & Co. Inc. ....................    10,000       10,000,000       1,683,502            Nil

                                                                                            SHARES OF
                                                          PRINCIPAL AMOUNT                   COMMON
                                              SHARES OF    OF CONVERTIBLE    SHARES OF     STOCK OWNED
                                              PREFERRED     SUBORDINATED       COMMON     PRIOR TO THIS
SELLING SECURITYHOLDER(1)                     STOCK(2)    DEBENTURES(2)(3)    STOCK(4)      OFFERING
-------------------------                     ---------   ----------------   ----------   -------------
BGI Global Investors........................       750              750         126,263            Nil
BlackRock High Yield Bond Fund..............     1,000        1,000,000         168,351            Nil
BNA Retirement Trust........................        15           15,000           2,526         10,000
BNP Paribas Equity Strategies SNC...........     3,850            3,850         648,149      1,124,075
Boilermaker's Blacksmith Pension Trust(5)...     3,265            3,265         549,664            Nil
British Virgin Islands Social Security
  Board.....................................        39           39,000           6,566            Nil
CALAMOS Convertible Fund -- CALAMOS
  Investment Trust(5).......................     9,200        9,200,000       1,548,822            Nil
CALAMOS Convertible Growth and Income
  Fund -- CALAMOS Investment Trust(5).......     4,935            4,935         830,809            Nil
CALAMOS Convertible Portfolio -- CALAMOS
  Advisors Trust(5).........................       265          265,000          44,613            Nil
CALAMOS Convertible Technology Fund --
  CALAMOS Investment Trust(5)...............        70           70,000          11,785            Nil
CALAMOS Global Convertible Fund -- CALAMOS
  Investment Trust(5).......................       140          140,000          23,570            Nil
CALAMOS High Yield Fund -- CALAMOS
  Investment Trust..........................       150          150,000          25,253            Nil
CALAMOS Market Neutral Fund -- CALAMOS
  Investment Trust(5).......................     8,300        8,300,000       1,397,307            Nil
California Public Employees' Retirement
  System....................................     3,000        3,000,000         505,051     13,725,800
Canyon Capital Arbitrage Master Fund,
  Ltd. .....................................     2,550        2,500,000         429,294            Nil
Canyon Mac 18 (RMF) Ltd.....................       595          595,000         100,169            Nil
Canyon Value Realization Fund (Cayman),
  Ltd. .....................................     3,485        3,485,000         586,701            Nil
Capital International Global Discovery......        50           50,000           8,418            Nil
Caspian Capital Partners LP.................       300          300,000          50,506            Nil
Century -- National Insurance Company.......       750          750,000         126,263            Nil
Charitable Convertible Securities Fund......     1,100        1,100,000         185,186            Nil
Chilton International, L.P. ................    19,473       19,473,000       3,278,284            Nil
Chilton Investment Partners, L.P. ..........     5,809        5,809,000         977,947            Nil
Chilton New Era International, L.P. ........    11,853       11,853,000       1,995,455            Nil
Chilton New Era Partners, L.P. .............     6,699        6,699,000       1,127,778            Nil
Chilton QP Investment Partners, L.P. .......     4,991        4,991,000         840,236            Nil
City of Albany Pension Plan(5)..............       210          210,000          35,354            Nil
City of Knoxville Pension System(5).........       600          600,000         101,011            Nil
City of New Orleans.........................       208          208,000          35,017            Nil
City University of New York.................       125          125,000          21,044            Nil
Clarica Life Insurance Co. -- US(5).........       585          585,000          98,485            Nil
Clinton Springs Partnership L.L.C. .........       500          500,000          84,176            Nil
Coastal Convertibles LTD. ..................     1,000        1,000,000         168,351            Nil
Common Fund Event Driven Company c/o IBT
  Fund Services (Cayman)....................       521          521,000          87,711            Nil
Concordia Partners LP.......................    15,500       15,500,000       2,609,429            Nil
Consulting Group Capital Markets Funds(5)...       350          350,000          58,923            Nil

                                                                                            SHARES OF
                                                          PRINCIPAL AMOUNT                   COMMON
                                              SHARES OF    OF CONVERTIBLE    SHARES OF     STOCK OWNED
                                              PREFERRED     SUBORDINATED       COMMON     PRIOR TO THIS
SELLING SECURITYHOLDER(1)                     STOCK(2)    DEBENTURES(2)(3)    STOCK(4)      OFFERING
-------------------------                     ---------   ----------------   ----------   -------------
Continental Assurance Company On Behalf Of
  Its Separate Account (E)..................     1,400        1,400,000         235,691            Nil
Continental Casualty Company................    18,600       18,600,000       3,131,314            Nil
CooperNeff Convertible Strategies Fund......        69           69,000          11,617            Nil
COOPERNEFF Convertible Strategies Fund,
  L.P. .....................................     1,086        1,086,000         182,829            Nil
Credit Lyonnais Securities Inc. (USA).......     6,000        6,000,000       1,010,102        408,986
Credit Suisse First Boston Corp. ...........     2,000        2,000,000         336,701            Nil
Credit Suisse First Boston Corporation......     2,670        2,670,000         449,496            Nil
Daniel A. Hillenbrand.......................       100          100,000          16,836            Nil
Davis New York Venture Fund.................    38,400       38,400,000       6,464,648            Nil
Deeprock & Co. .............................     1,000        1,000,000         168,351            Nil
Delaware PERS...............................     1,025        1,025,000         172,559            Nil
Delta Airlines Master Trust(5)..............     3,775        3,775,000         635,523            Nil
Delta Pilots Disability and Survivorship
  Trust(5)..................................       785          785,000         132,155            Nil
Deutsche Bank Securities Inc. ..............   121,500      121,500,000      20,454,550            Nil
Deutsche Banc Alex. Brown Inc. .............    75,600       75,600,000      12,727,276            Nil
DNB Endowment...............................       300          300,000          50,506            Nil
Drury University(5).........................        70           70,000          11,785            Nil
Duke Endowment..............................       180          180,000          30,304            Nil
EB Convertible Securities Fund..............     1,100         1,100,00         185,186            Nil
Ellsworth Convertible Growth and Income
  Fund, Inc. ...............................     1,000        1,000,000         168,351            Nil
Endowments -- Growth and Income Portfolio...       400          400,000          67,341          5,000
Family Service Life Insurance Co. ..........       150          150,000          25,253            Nil
F.R. Convt. Sec. Fn. .......................       105          105,000          17,677            Nil
Fidelity Advisor Series I: Fidelity Advisor
  Balanced Fund(6)..........................       710          710,000         119,529            Nil
Fidelity Advisor Series I: Fidelity Advisor
  Dividend Growth Fund(6)...................       900          900,000         151,516        300,000
Fidelity Advisor Series I: Fidelity Advisor
  Equity Value Fund(6)......................       212          212,000          35,691            Nil
Fidelity Advisor Series I: Fidelity Advisor
  Growth & Income Fund(6)...................     1,350            1,350         227,273            Nil
Fidelity Charles Street Trust: Fidelity
  Asset Manager(6)..........................     5,130        5,130,000         863,637      1,255,300
Fidelity Charles Street Trust: Fidelity
  Asset Manager: Growth(6)..................     2,570        2,570,000         432,661            Nil
Fidelity Charles Street Trust: Fidelity
  Asset Manager: Income(6)..................       200          200,000          33,671            Nil
Fidelity Contrafund: Fidelity
  Contrafund(6).............................    57,450       57,450,000       9,671,719            Nil
Fidelity Devonshire Trust: Fidelity Equity
  Income Fund(6)............................    12,360       12,360,000       2,080,809      1,961,000

                                                                                            SHARES OF
                                                          PRINCIPAL AMOUNT                   COMMON
                                              SHARES OF    OF CONVERTIBLE    SHARES OF     STOCK OWNED
                                              PREFERRED     SUBORDINATED       COMMON     PRIOR TO THIS
SELLING SECURITYHOLDER(1)                     STOCK(2)    DEBENTURES(2)(3)    STOCK(4)      OFFERING
-------------------------                     ---------   ----------------   ----------   -------------
Fidelity Financial Trust: Fidelity
  Convertible Securities Fund(6)............     4,600        4,600,000         774,411            Nil
Fidelity Financial Trust: Fidelity Equity-
  Income II Fund(6).........................    45,223       45,223,000       7,613,302            Nil
Fidelity Hastings Street Trust: Fidelity
  Fund(6)...................................     6,100        6,100,000       1,026,937      4,134,400
Fidelity Management Trust Company on behalf
  of accounts managed by it(7)..............     6,890        6,890,000       1,159,933      4,764,186
Fidelity Mt. Vernon Street Trust: Fidelity
  Aggressive Growth Fund(6).................     4,000        4,000,000         673,401      4,019,755
Fidelity Puritan Trust: Fidelity Puritan
  Fund......................................     6,980        6,980,000       1,175,085      1,127,200
Fidelity Securities Fund: Fidelity Dividend
  Growth Fund(6)............................     6,600        6,600,000       1,111,112      3,000,000
Fidelity Trend Fund: Fidelity Trend
  Fund(6)...................................       500          500,000          84,176            Nil
Field Foundation of Illinois................        50           50,000           8,418            Nil
First Mercury Insurance Company.............    30,000       30,000,000       5,050,506            Nil
First Union National Bank...................    44,000       44,000,000       7,407,409            Nil
First Union Securities Inc. ................     5,400        5,400,000         909,092            Nil
FIST -- Franklin Convertible Securities
  Fund......................................     2,300        2,300,000         387,206            Nil
Forest Alternative Strategies II............       100          100,000          16,836            Nil
Forest Fulcrum Fund L.L.P. .................     1,200        1,200,000         202,021            Nil
Forest Global Convertible Fund Series A-5...     5,000        5,000,000         841,751            Nil
Franklin and Marshall College...............       500          500,000          84,176            Nil
Franklin World Telecom Fund -- Canada.......       100          100,000          16,836            Nil
FSS -- Franklin Global Communication Fund...     1,300        1,300,000         218,856            Nil
FTVIPT -- Global Communication Fund.........     2,800        2,800,000         471,381            Nil
GDO Equity Arbitrage Master Fund............     5,000        5,000,000         841,751            Nil
GenCorp Foundation..........................        35           35,000           5,893            Nil
General Motors Welfare Benefit Trust
  (VEBA)....................................     1,000        1,000,000         168,351            Nil
GLG Convertible UCITS Fund..................       815          815,000         137,206            Nil
GLG Global Convertible Fund.................     7,185        7,185,000       1,209,597            Nil
GLG Market Neutral Fund.....................    54,500       54,500,000       9,175,086            Nil
Golden Rule Insurance Company...............       350          350,000          58,923            Nil
Goldman Sachs and Company...................       629          629,000         105,893            Nil
Grady Hospital Foundation...................       110          110,000          18,519            Nil
Granville Capital Corporation...............    34,000       34,000,000       5,723,907            Nil
Guardian Life Insurance Co. ................     9,300        9,300,000       1,565,657         68,388
Gulf International Bank (UK) LYD............        30           30,000           5,051            Nil
Guardian Pension Trust......................       500          500,000          84,176            Nil
Harbor Associates...........................       100          100,000          16,836            Nil
Harris Corporation Retirement Trust.........       145          145,000         234,900            Nil
H.K. Porter Company, Inc. ..................        55           55,000           9,260            Nil
Health Foundation of Greater Cincinnati.....       180          180,000          30,304            Nil
HFR Convertible Arbitrage Account...........       214          214,000          36,027            Nil

                                                                                            SHARES OF
                                                          PRINCIPAL AMOUNT                   COMMON
                                              SHARES OF    OF CONVERTIBLE    SHARES OF     STOCK OWNED
                                              PREFERRED     SUBORDINATED       COMMON     PRIOR TO THIS
SELLING SECURITYHOLDER(1)                     STOCK(2)    DEBENTURES(2)(3)    STOCK(4)      OFFERING
-------------------------                     ---------   ----------------   ----------   -------------
HFR Master Fund, Ltd.(5)....................        50           50,000           8,418            Nil
HFR TQA MasterTrust.........................       300          300,000          50,506            Nil
HFR Zazove Master Trust.....................       200          200,000          33,671            Nil
Highbridge International LLC................    22,500       22,500,000       3,787,880            Nil
ICI American Holdings Trust.................       370          370,000          62,290            Nil
Independence Blue Cross.....................       225          225,000          37,879            Nil
International Bank of Reconstruction &
  Development Retired Employees Benefit
  Trust.....................................     2,000        2,000,000         336,701            Nil
Island Drive Offshore, Ltd. ................     1,300        1,300,000         218,856            Nil
JAS Securities, LLC.........................     2,000        2,000,000         336,701            Nil
Jeffries & Company, Inc. ...................     8,500        8,500,000       1,430,977            Nil
John Hancock Variable Series Trust
  I -- Large Cap Value Portfolio............       135          135,000          22,728        224,200
Jonathan T. Walton..........................        10           10,000           1,684            Nil
JMG Capital Partners LP.....................    88,525       88,525,000      14,903,202            Nil
JMG Triton Offshore Fund, Ltd. .............    58,255       58,255,000       9,807,241            Nil
JNL Series Trust -- T. Rowe Price/JNL Value
  Series....................................       205          205,000          34,512        425,700
JP Morgan Securities Inc.  .................    42,320       42,320,000       7,124,581      1,220,808
KBC Convertible Opportunities LTD...........     2,031        2,031,000         341,920            Nil
KBC Financial Products USA Inc. ............     1,481        1,481,000         249,327            Nil
Kellner, DiLeo & Co., LP....................     3,900        3,900,000         656,566            Nil
Kettering Medical Center Funded Depreciation
  Account(5)................................       140          140,000          23,570            Nil
Key Trust Convertible Securities Fund.......       180          180,000          30,304            Nil
Knoxville Utilities Board Retirement
  System(5).................................       335          335,000          56,398            Nil
L.A. Fire and Police Pension Fund...........     9,500        9,500,000       1,599,327            Nil
LDG Limited.................................     1,050        1,050,000         176,768            Nil
Lehman Brothers Special Finance.............    68,675       68,675,000      11,561,450            Nil
Lehman Brothers Inc. .......................   110,000      110,000,000      18,518,522            Nil
Levco Alternative Fund, Ltd. ...............    13,649       13,649,000       2,297,812            Nil
Lexington Vantage Fund Ltd. c/o TQA
  Investors, LLC............................       350          350,000          58,923            Nil
Lincoln National Convertible Securities
  Fund......................................    10,000       10,000,000       1,683,502            Nil
Lipper Convertibles Series II, LP...........     5,000        5,000,000         841,751            Nil
Lipper Convertibles, L.P. ..................    48,500       48,500,000       8,164,985            Nil
Lipper Offshore Convertibles, LP............     9,100            9,100       1,531,987            Nil
Local Initiatives Support Corporation.......        50           50,000           8,418            Nil
Lord Abbett Affiliated Fund.................    28,750       28,750,000       4,840,069            Nil
Louisiana Workers' Compensation
  Corporation...............................       620          620,000         104,378            Nil
LTT Limited.................................       350          350,000          58,923            Nil
Lyxor Master Fund...........................       843          843,000         141,920            Nil

                                                                                            SHARES OF
                                                          PRINCIPAL AMOUNT                   COMMON
                                              SHARES OF    OF CONVERTIBLE    SHARES OF     STOCK OWNED
                                              PREFERRED     SUBORDINATED       COMMON     PRIOR TO THIS
SELLING SECURITYHOLDER(1)                     STOCK(2)    DEBENTURES(2)(3)    STOCK(4)      OFFERING
-------------------------                     ---------   ----------------   ----------   -------------
Lyxor Master Fund c/o Argent Management
  Company LLC...............................       350              350          58,923            Nil
Lyxor Master Fund c/o Forest Investment
  Management L.L.C. ........................     1,500        1,500,000         252,526            Nil
Macomb County Employees' Retirement
  System(5).................................       585          585,000          98,485            Nil
Magnetite Assets Investors III LLC..........     3,000        3,000,000         505,051            Nil
Mainstay Convertible Fund...................     2,110        2,110,000         355,219            Nil
Mainstay VP Convertible Portfolio...........       640          640,000         107,745            Nil
Manufacturers Investment Fund -- Equity
  Income Trust..............................       690          690,000         116,162      1,142,500
Mariner LDC.................................     3,200        3,200,000         538,721            Nil
Mary H. Hillenbrand.........................       100          100,000          16,836            Nil
Maryland State Retirement Fund..............    10,656       10,656,000       1,793,940            Nil
Maxim Series Fund, Inc. -- Maxim T. Rowe
  Price Equity Income Portfolio.............       140          140,000          23,570        252,800
McMahan Securities Co. L.P. ................     7,080        7,080,000       1,191,920            Nil
Merrill Lynch Global Allocation Fund,
  Inc. .....................................    12,040       12,040,000       2,026,937      2,000,000
Merrill Lynch Insurance Group...............       276          276,000          46,465            Nil
Merrill Lynch International Investment
  Fund......................................       900          900,000         151,526        275,100
Merrill Lynch Pierce Fenner & Smith Inc. ...       284          284,000          47,812            Nil
Merrill Lynch Series Fund, Inc., Global
  Allocation Strategy Portfolio.............       200          200,000          33,671         57,100
Merrill Lynch Variable Series, Inc., Global
  Allocation Focus Fund.....................       550          550,000          92,593        130,400
Minnesota Power and Light...................       160          160,000          26,937            Nil
Morgan Stanley..............................    55,000       55,000,000       9,259,261            Nil
Morgan Stanley & Co. Incorporated...........    12,391       12,391,000       2,086,028            Nil
Morgan Stanley Capital Services.............    35,000       35,000,000       5,892,257            Nil
Morgan Stanley Dean Witter Convertible
  Securities Trust..........................     2,100            2,100         353,536            Nil
Municipal Employees.........................       187          187,000          31,482            Nil
Nabisco Holdings............................        30           30,000           5,051            Nil
National Union Fire Insurance Company of
  Pittsburgh, PA............................     2,000        2,000,000         336,701            Nil
Navigator Offshore Fund, Ltd. ..............     7,655        7,655,000       1,288,721            Nil
Navigator Partners L.P. ....................     1,345        1,345,000         226,432            Nil
New Orleans Firefighters Pension/Relief
  Fund......................................       113          113,000          19,024            Nil
New York Life Insurance Company (Ordinary
  Life Post 1982 AC 1)......................     2,040        2,040,000         343,435            Nil
New York Life Insurance Company (Ordinary
  Life Post 1982 AC 2)......................     4,815        4,815,000         810,607            Nil
New York Life Insurance Company (Separate
  Account #7)...............................       285          285,000          47,980            Nil

                                                                                            SHARES OF
                                                          PRINCIPAL AMOUNT                   COMMON
                                              SHARES OF    OF CONVERTIBLE    SHARES OF     STOCK OWNED
                                              PREFERRED     SUBORDINATED       COMMON     PRIOR TO THIS
SELLING SECURITYHOLDER(1)                     STOCK(2)    DEBENTURES(2)(3)    STOCK(4)      OFFERING
-------------------------                     ---------   ----------------   ----------   -------------
NSMD........................................       300          300,000          50,506            Nil
Occidental Petroleum Corporation............       214          214,000          36,027            Nil
Ohio Bureau of Workers Compensation.........       150          150,000          25,253            Nil
Ondeo Nalco.................................       155          155,000          26,095            Nil
Oppenheimer Convertible Securities Fund.....     5,000        5,000,000         841,751            Nil
Paloma Securities L.L.C. ...................     6,750        6,750,000       1,136,364            Nil
Park Avenue Life Insurance Co. .............        50           50,000           8,418            Nil
Parker Key/Convertible......................       285          285,000          47,980            Nil
Parsimony Limited...........................     3,000        3,000,000         505,051            Nil
Penn Treaty Network America Insurance
  Company...................................       700          700,000         117,846            Nil
Peoples Benefit Life Insurance Company
  (Teamsters Separate Account)..............     3,350        3,350,000         563,974            Nil
Policeman and Firemen Retirement System of
  the City of Detroit.......................       513          513,000          86,364            Nil
Port Authority of Allegheny County
  Retirement and Disability Allowance Plan
  for Employees Represented by Local 85 of
  the Amalgamated Transit Union(5)..........     2,470        2,470,000         415,825            Nil
Potlatch....................................       760          760,000         127,947            Nil
Prisma Foundation(5)........................       110          110,000          18,519            Nil
Pro-Mutual..................................       613          613,000         103,199            Nil
Prudential Insurance Company of America.....     3,835        3,835,000         645,624            Nil
Prudential Property and Casualty Insurance
  Company...................................       260          260,000          43,772            Nil
Prudential Property and Casualty Insurance
  Company of New Jersey.....................       195          195,000          32,829            Nil
Purchase Associates, L.P. ..................     3,687        3,687,000         620,708            Nil
Quattro Fund Ltd. ..........................     1,000        1,000,000         168,351            Nil
R(2) Investments, LDC.......................    75,000       75,000,000      12,626,265            Nil
Raytheon Master Pension Trust...............       206          206,000          34,681            Nil
Retail Clerks Pension Trust.................     1,600        1,600,000         269,361            Nil
RJR Reynolds................................        85           85,000          14,310            Nil
Robertson Stephens, Inc. ...................    20,000       20,000,000       3,367,004            Nil
Sagamore Hill Hub Fund, Ltd. ...............    14,750       14,750,000       2,483,166            Nil
Sage Capital................................     2,000        2,000,000         336,701            Nil
Salme Walton................................        10           10,000            1684            Nil
Salomon Smith Barney Inc. ..................    25,790       25,790,000       4,341,752            Nil
San Diego County Employee Retirement
  Association...............................     2,050        2,050,000         345,118            Nil
SBL Fund -- Series O -- (Equity Income
  Series)...................................       110          110,000          18,519        176,900
SCI Endowment Care Common Trust Fund --
  First Union(5)............................        75           75,000          12,627            Nil

                                                                                            SHARES OF
                                                          PRINCIPAL AMOUNT                   COMMON
                                              SHARES OF    OF CONVERTIBLE    SHARES OF     STOCK OWNED
                                              PREFERRED     SUBORDINATED       COMMON     PRIOR TO THIS
SELLING SECURITYHOLDER(1)                     STOCK(2)    DEBENTURES(2)(3)    STOCK(4)      OFFERING
-------------------------                     ---------   ----------------   ----------   -------------
SCI Endowment Care Common Trust Fund --
  National Fiduciary Services(5)............       335          335,000          56,398            Nil
SCI Endowment Care Common Trust Fund --
  Suntrust(5)...............................       140          140,000          23,570            Nil
Seasons Series Trust -- Large-Cap
  Portfolio.................................        12           12,000           2,021         26,100
SEI Private Trust Company...................     1,085        1,085,000         182,670      3,721,034
SG Cowen Securities Corporation.............    41,365       41,365,000       6,963,807            Nil
SG Hambros Trust Company (Jersey) as Trustee
  of the Lyxor Master Fund..................       475          475,000          79,967            Nil
Shell Pension Trust.........................       504          504,000          84,849            Nil
Silverado Arbitrage Trading, LTD............     1,025        1,025,000         172,559            Nil
South Dakota Retirement System..............       500          500,000          84,176            Nil
Southdown Pension Plan(5)...................       235          235,000          39,563            Nil
Southern Farm Bureau Life Insurance.........       425          425,000          71,549            Nil
Spear, Leads & Kellogg L.P. ................     1,000        1,000,000         168,351            Nil
SPT.........................................     2,850        2,850,000         479,799            Nil
St. Albans Partners Ltd. ...................     3,350        3,350,000         563,974            Nil
Starvest Combined Portfolio.................       650          650,000         109,428            Nil
Starvest Managed Portfolio..................        35           35,000           5,893            Nil
State of Maryland Retirement Agency.........     2,636            2,636         443,772            Nil
State of Mississippi Health Care Trust
  Fund......................................       255          255,000          42,930            Nil
State of Oregon/Equity......................     3,300        3,300,000         555,556            Nil
State Street Bank Custodian for GE Pension
  Trust.....................................     4,200            4,200         707,071            Nil
Sturgeon Limited............................       495          495,000          83,334            Nil
Susquehanna Capital Group...................     3,500        3,500,000         589,226            Nil
Sylvan (IMA) Ltd. ..........................       500          500,000          84,176            Nil
Syngenta AG.................................       175          175,000          29,462            Nil
TD Securities (USA) Inc.....................    12,000       12,000,000       2,020,203            Nil
The GCG Trust -- Equity Income Series.......       210          210,000          35,354        425,700
The Class IC Company........................     2,090        2,090,000         351,852            Nil
The Dow Chemical Company Employees'
  Retirement Plan(5)........................     4,650        4,650,000         782,829            Nil
The Fondren Foundation(5)...................       140          140,000          23,570            Nil
The Grable Foundation.......................        99           99,000          16,667            Nil
The New Economy Fund........................    17,100       17,100,000       2,878,789            Nil
The Vantagepoint Funds -- Equity Income
  Fund......................................       175          175,000          29,462        200,000
TQA Master Plus Fund Ltd. ..................     1,250        1,250,000         210,438            Nil
Travelers: Travelers Equity Income(6).......       800          800,000         134,681            Nil
Tribeca Investments, L.L.C. ................    95,000       95,000,000      15,993,269            Nil
T. Rowe Price Equity Income Fund, Inc. .....     6,228        6,228,000       1,048,486     11,000,000
T. Rowe Price Value Fund, Inc. .............     1,300        1,300,000         218,856      2,700,000
T. Rowe Price Equity Income Portfolio.......       435          435,000          73,233        863,800

                                                                                            SHARES OF
                                                          PRINCIPAL AMOUNT                   COMMON
                                              SHARES OF    OF CONVERTIBLE    SHARES OF     STOCK OWNED
                                              PREFERRED     SUBORDINATED       COMMON     PRIOR TO THIS
SELLING SECURITYHOLDER(1)                     STOCK(2)    DEBENTURES(2)(3)    STOCK(4)      OFFERING
-------------------------                     ---------   ----------------   ----------   -------------
T. Rowe Price Funds SICAB US Large-Cap Value
  Fund......................................        35           35,000           5,893            Nil
T. Rowe Price Institutional Large-Cap Value
  Fund......................................        10           10,000           1,684            Nil
Trustmark Insurance Company.................       285          285,000          47,980            Nil
UBS AG, London Branch.......................   108,025      108,025,000      18,186,031            Nil
UBS O'Connor LLC f/b/o UBS Global
  Convertible Portfolio.....................     1,000        1,000,000         168,351            Nil
UBS O'Connor LLC f/b/o UBS Global Equity
  Arbitrage Fund Master Ltd. ...............    26,000       26,000,000       4,377,106            Nil
UBS Warburg L.L.C. .........................    16,577       16,577,000       2,790,742            Nil
Union Carbide Retirement Account(5).........     2,415        2,415,000         406,566            Nil
United Food and Commercial Workers Local
  1262 and Employers Pension Fund(5)........     1,085        1,085,000         182,660            Nil
US Allianz Growth & Income Fund.............        22           22,000           3,704         28,390
Value Line Convertible Fund Inc. ...........       250          250,000          42,088            Nil
Value Realization Fund, L.P. ...............     1,870        1,870,000         314,815            Nil
Van Kampen Equity Income Fund...............    13,633       13,633,000       2,295,119      3,715,600
Van Kampen Growth & Income Fund.............     5,935        5,935,000         999,159      3,925,100
Van Kampen Harbor Fund......................     4,000        4,000,000         673,401         28,390
Van Kampen Life Investment Trust Growth &
  Income Portfolio..........................       410          410,000          69,024        347,800
Variable Insurance Products Fund II:
  Contrafund Portfolio(6)...................    14,500       14,500,000       2,441,078        911,600
Variable Insurance Products Fund III:
  Balanced Portfolio(6).....................       100          100,000          16,836            Nil
Variable Insurance Products Fund: Contrafund
  Portfolio(6)..............................     7,400        7,400,000       1,245,792            Nil
Variable Insurance Products Fund: Equity
  Income Portfolio(6).......................     5,660        5,660,000         952,863            Nil
Variable Insurance Products Fund: Value
  Portfolio(6)..............................        25           25,000           4,209            Nil
Victory Convertible Fund....................       790          790,000         132,997            Nil
Vopac USA Inc., Retirement Plan (f.k.a. Van
  Waters & Rogers, Inc. Retirement
  Plan)(5)..................................       560          560,000          94,277            Nil
White River Securities L.L.C. ..............    10,000       10,000,000       1,683,502            Nil
Whitebox Convertible Arbitrage Partners
  L.P. .....................................     7,000        7,000,000       1,178,452            Nil
Wilmington Trust Company as owner and
  trustee for Forrestal Funding Master
  Trust.....................................    62,925       62,952,000      10,593,437            Nil
Yield Strategies Fund I, L.P. ..............     3,350        3,350,000         563,974            Nil
Yield Strategies Fund II, L.P. .............     3,350        3,350,000         563,974            Nil
Zazove Convertible Securities...............       520          520,000          87,543            Nil
Zazove Hedged Convertible Fund L.P. ........     1,350        1,350,000         227,273            Nil
Zazove Income Fund L.P. ....................     1,350        1,350,000         227,273            Nil
Zeneca Holdings Trust.......................       255              255          42,930            Nil

                                                                                            SHARES OF
                                                          PRINCIPAL AMOUNT                   COMMON
                                              SHARES OF    OF CONVERTIBLE    SHARES OF     STOCK OWNED
                                              PREFERRED     SUBORDINATED       COMMON     PRIOR TO THIS
SELLING SECURITYHOLDER(1)                     STOCK(2)    DEBENTURES(2)(3)    STOCK(4)      OFFERING
-------------------------                     ---------   ----------------   ----------   -------------
Zola Partners, L.P. ........................       300          300,000          50,506            Nil
Zurich Institutional Benchmarks Master Fund
  LTD c/o TQA Investors, LLC................       640          640,000         107,745            Nil
Zurich Institutional Benchmarks Master Fund
  Ltd. .....................................     1,050        1,050,000         176,768            Nil
Zurich Master Hedge Fund....................       200          200,000          33,671            Nil

---------------

(1) Information about other selling securityholders may be provided in prospectus supplements or post-effective amendments.

(2) In each case, none of these securities were held prior to this offering.

(3) Based on the principal amount of convertible subordinated debentures originally issuable in exchange for the preferred stock, calculated by reference to the initial liquidation preference of the preferred stock of $1,000.00 per share. The principal amount is subject to increase as a result of increases in the liquidation preference of the preferred stock to reflect the accretion of unpaid dividends. See "Description of Preferred
    Stock -- Exchange Right" in the accompanying prospectus.

(4) Based on the shares of common stock originally issuable upon exercise of the conversion privilege attached to the preferred stock or the convertible subordinated debentures with fractions rounded up to the nearest whole share. The number of shares of common stock so issuable is subject to increase as a result of antidilution adjustments and, in the case of conversion of the preferred stock, increases in the liquidation preference of the preferred stock to reflect the accretion of unpaid dividends. No fractional shares of common stock will be issued upon conversion of the preferred stock. Instead of issuing fractional shares, we will deliver scrip that will entitle the holder to receive a full share upon surrender of such scrip aggregating a full share. See "Description of Preferred
    Stock -- Conversion Rights" and Description of the Convertible Subordinated Debentures -- Conversion," in the accompanying prospectus.

(5) The selling securityholder has advised us as follows: CALAMOS Asset Management, Inc. acts as investment manager with respect to the selling securityholder and as such has shared voting and investment power with respect to the securities owned by the selling securityholder.

(6) The selling securityholder has advised us as follows: That it is either an investment company or a portfolio of an investment company registered under
    Section 8 of the Investment Company Act of 1940, as amended, or a private investment account advised by Fidelity Management & Research Company, which we refer to as FMR Co. FMR Co. is a Massachusetts corporation and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, as amended, and provides investment advisory services to the selling securityholder, and to other registered investment companies and to certain other funds which are generally offered to a limited group of investors. FMR Co. is a wholly owned subsidiary of FMR Corp., a Massachusetts corporation.

(7) Securities indicated as owned by this selling securityholder represent in aggregate less than 1% of the securities offered and are owned directly by private investment accounts, primarily employee benefit plans for which this selling securityholder serves as trustee or managing agent. This selling securityholder is a wholly owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act.

     Unless otherwise disclosed in the footnotes to the table above, no selling securityholder has, or within the past three years has had, any position, office or other material relationship with us or any or our predecessors or affiliates.

     Our common stock trades on the New York Stock Exchange under the symbol "LU". On August 27, 2002, the closing sale price of our common stock was $1.89 per share.

     INVESTING IN OUR PREFERRED STOCK, CONVERTIBLE SUBORDINATED DEBENTURES OR OUR COMMON STOCK INVOLVES RISKS. "RISK FACTORS" BEGINS ON PAGE 9 OF THE ACCOMPANYING PROSPECTUS.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             The date of this prospectus supplement August 28, 2002